UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada 002-78335-NY 90-0114535

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

17011 Beach Blvd., Huntington Beach, CA 92647

________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 714-845-7191

____________________________________N/A________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On July 19, 2012, a creditor and director of the Company converted $250,000 of debts into 1,021,711 shares of restricted common stock of the Company at the conversion price of $0.24469 per share.

On July 19, 2012, a creditor and director of the Company converted $57,000 of debt into 174,713 shares of restricted common stock of the Company at the conversion price of $0.32625 per share.

On July 31, 2012, seven creditors of the Company converted a total of $177,333.33 of debts into 504,865 shares of unrestricted common stock of the Company at the conversion price of $0.35125 per share. All these debts were at least one year old at the time of conversion.

All of the above-mentioned conversions were effectuated pursuant to the resolutions of the Board of Directors of the Company dated March 12, 2012 and June 6, 2012 by the Board of Directors of the Company with respect to the provision for creditors of the Company to convert any or all of their outstanding indebtedness and accrued and unpaid interest thereof into shares of common stock of PHI Group, Inc. by relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and/or by Rule 506 of Regulation D promulgated thereunder.

These issuances brought the total number of issued and outstanding shares of the Company’s common stock as of July 31, 2012 to 1,891,109.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI GROUP, INC.

_______________________________________

(Registrant)

Date: July 31, 2012

_________/s/ Henry D. Fahman_____________

(Signature)

Henry D. Fahman

Chairman and CEO